                                                            ONEWAVE CONFIDENTIAL

                             SHAREHOLDER AGREEMENT
                             --------------------

  This Shareholder Agreement (this "Agreement") is made as of May 7, 1997 by and between OneWave, Inc. (the "Company") and Avix Ventures, L.P. ("Avix").

  WHEREAS, pursuant to a Stock Purchase Agreement among Avix and Appleby Trust, J&S Limited Partnership, Legacy Investment Partnership and Sundar Subramaniam (the "Sellers") dated as of April 22, 1997 (the "Agreement"), Avix has agreed to purchase from the Sellers 7,748,871 shares (the "Shares") of Common Stock, $
 .001 par value per share ("Stock"), of the Company.

  WHEREAS, payment for the Shares is to be made, in part, via certain Promissory Notes (the "Notes"), and 4,843,044 shares of Stock are to be pledged in favor of the Sellers as security for payment of the Notes, pursuant to a certain Stock Pledge Agreement to be made between Avix and the Sellers (the "Pledge Agreement").

  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Right of First Offer.
   --------------------

   a) If Avix voluntarily or pursuant to a default under the Note(s) expects to relinquish, assign or otherwise transfer the Shares or any portion thereof to the Sellers or to any affiliate of the Sellers in full or partial satisfaction of Avix's obligations under either or both of the Note(s), pursuant to the Pledge Agreement or otherwise, then the Company shall have the right, but not the obligation, to purchase all or any portion of such Shares from Avix for $1.03 per share.

   b) Avix shall notify the Company in writing if Avix expects or intends to transfer any Shares to the Sellers or any affiliate of the Sellers as provided under (P)1(a) above, at least thirty (30) days prior to the date on which such transfer is to occur. Such notice shall state the number of Shares to be transferred, and the proposed date of transfer. The Company shall have thirty (30) days from its receipt of such notice within which to exercise its right under (P)1(a) above. Upon payment of the price specified, such Shares as the Company has elected to purchase shall immediately be owned by and vested in the Company or its designee(s).

   c) The Company's rights under this Section 1 shall apply only if the Shares are valued at $1.03 or less on the date that the transfer of Shares is to occur according to the notice given by Avix under (P)1(b) above, defined as the average of the closing prices as reported by Nasdaq for the ten trading days prior to the date of such transaction.

2. Agreements.
   ----------

   a) Avix hereby covenants and agrees that, for a period of three (3) years from the date of the Agreement, it will not, directly or indirectly, cause or seek to cause any proposal to be made to shareholders of the Company calling for a waiver of any of the provisions of the Delaware business combination statute (Section 203 of Delaware General Corporation Law), either by causing such a proposal to be made to the Company's Board of Directors, or by causing such a proposal to be made directly to the Company's shareholders.

   b) Avix hereby agrees to obtain from the Sellers a proxy to vote the Shares, and to attend the Company's annual meeting of shareholders to be held on May 7, 1997 for purposes of determining the presence of a quorum thereat, to vote the Shares in favor of the election of Mr. Ofer Nemirovsky as a Class I Director at such annual meeting of shareholders, and any postponement or adjournment thereof, and to not raise any other matters for consideration at such meeting.

3. Cooperation and Enforcement.
   ---------------------------

   a) Avix agrees to provide the Company true and complete copies of the Notes and the Pledge Agreement promptly upon full execution thereof. Avix further agrees to promptly provide the Company with true and complete copies of any amendments, replacement or additions thereto, and to inform the Company immediately in writing upon the alteration of any payment amount or due date under either Note.

   b) Avix agrees to execute such documents, give such notice(s) and to take such other actions, as the Company may reasonably request in order to enable the Company to realize the full benefits and rights granted to the Company hereunder.

   c) In giving notice, making payment or taking any other action hereunder, the Company may act directly on its own behalf or in its own name, or through a designee (or designees) chosen in the Company's sole discretion. Without limiting the foregoing, Avix agrees to cause any Shares which may be acquired by the Company to be transferred to such designee(s) as the Company may instruct.

   d) In the event that the Company exercises any of its rights hereunder and wishes to become the holder of any of the Shares, Avix shall obtain the release of such Shares, and deliver such Shares to the Company or its designee(s). Subject to (e) below, Avix shall use its best efforts to obtain full and prompt performance of the Sellers under the Pledge Agreement, and otherwise to obtain the cooperation of the Sellers with the transactions contemplated herein.

   e) Each party agrees that the existence and terms of this Agreement are to be kept confidential, and are not to be disclosed to any party for any reason without the other party's written consent, except as necessary in order to comply with accounting, legal and disclosure requirements under applicable securities laws.

   f) All notices to be given under this Agreement shall be in writing and shall be transmitted via facsimile, receipted overnight delivery or U.S. Mail (certified, return receipt requested), and shall be deemed to have been given the next business day following transmission via facsimile with tangible confirmation of transmission, on the second business day following dispatch via overnight delivery, or on the fifth business day following the date postmarked if sent via U.S. Mail. Notice shall be given as follows:

          IF TO THE COMPANY:                  IF TO AVIX:
          OneWave, Inc.                       Avix Ventures, L.P.
          One Arsenal Marketplace             160 West 66th Street, Suite 47D
          Watertown, MA 02172                 New York, NY 10023
          Att:   General Counsel              Att:   President
          Fax:   (617) 923-6735               Fax:   (212) 873-9058


  IN WITNESS WHEREOF, the undersigned have each caused this Shareholder Agreement to be executed as a document under seal as by its duly authorized representative of the date first indicated above.


ONEWAVE, INC.                       AVIX VENTURES, L.P.

                                       By:  AVIX ASSOCIATES, L.P.,
By:                                              General Partner
   -------------------------------
   Klaus P. Besier, Chairman & CEO

Date:                                  By:
     -----------------------------         ----------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                           ----------------------------
                                       Date:
                                           ----------------------------

                                       2